UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2016

Sunshine Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 752-6193

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 9, 2016, Sunshine Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Sunshine Bank, a Federal savings bank (“Sunshine Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FBC Bancorp, Inc., a Florida corporation (“FBC”), and Florida Bank of Commerce, a Florida state bank and wholly-owned subsidiary of FBC (“FBC Bank”), pursuant to which (i) FBC will merge with and into the Company, with the Company as the surviving entity, and (ii) FBC Bank will merge with and into Sunshine Bank, with Sunshine Bank surviving as the Company’s wholly-owned subsidiary (collectively, the “Merger”).

At the effective time of the Merger, each share of common stock of FBC (“FBC Common Stock”), par value $5.00 per share, issued and outstanding immediately prior to the closing (excluding any FBC Common Stock owned by the Company or its subsidiaries, which will be cancelled for no additional consideration) will automatically be converted into the right to receive 0.88 shares of common stock of the Company after giving effect to the exchange ratio in the Merger Agreement, subject to adjustment as described below (the “Merger Consideration”). Each outstanding option to purchase FBC Common Stock will vest and be converted into the right to purchase a proportionate number of shares of Company common stock, as adjusted to reflect the exchange ratio in the Merger Agreement. As a result of the Merger (and assuming none of FBC’s shareholders exercise appraisal rights and receive cash for their shares in lieu of Company common stock), FBC’s shareholders and option holders would own approximately 34.6% of the Company’s common stock, on a fully diluted and as-converted basis.

Upon completion of the Merger, Dana Kilborne, FBC Bank’s current President and Chief Executive Officer, will serve as an Executive Vice President of the Company and Co-President and Chief Banking Officer of Sunshine Bank. In addition, upon completion of the Merger, five FBC current board members (to be agreed upon) will be appointed to the Company and Sunshine Bank board of directors, increasing the total number of directors of the Company to fifteen members.

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, without limitation: (i) requisite approval of the shareholders of the Company and FBC; (ii) regulatory approvals, including regulatory approvals from the Board of Governors of the Federal Reserve System, the Office of the Comptroller of Currency, the Federal Deposit Insurance Corporation, the Florida Office of Financial Regulation and the Maryland Office of Financial Regulation; (iii) the approval to list the common stock of the Company issuable in connection with the Merger Agreement on the NASDAQ Capital Market; and (iv) effectiveness of the registration statement on Form S-4 used to register the common stock of the Company issuable in connection with the Merger Agreement. In addition, each of the parties obligations to complete the Merger is subject to certain other conditions, including (a) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (b) compliance of the other party with its covenants in all material respects; and (c) the absence of a material adverse effect on the other party.

The Merger Agreement contains customary representations and warranties by each party. The Company has also entered into certain customary covenants in the Merger Agreement, including, without limitation, covenants regarding: (i) the conduct of the business prior to the effective time of the Merger and (ii) the calling and holding of a special meeting of shareholders of the Company for the purpose of obtaining shareholder approval of the transactions contemplated by the Merger Agreement.

FBC is subject to a customary “no-shop” restriction, which prohibits FBC and FBC Bank from, among other things, (i) soliciting, initiating, facilitating, assisting, inducing or knowingly encouraging any inquiry or the making of any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal, (ii) participating or engaging in discussions or negotiations with respect to an acquisition proposal, and (iii) furnishing any non-public information relating to FBC or its subsidiaries or affording any access to the business, properties, assets, books, records or other non-public information or personnel of FBC or its subsidiaries with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal.

Notwithstanding the foregoing, and subject to FBC’s compliance with the terms of the Merger Agreement, the no-shop restriction is subject to a “fiduciary-out” provision that permits FBC, under certain circumstances, to provide information to and participate in discussions or negotiations with any third party in respect of an alternative unsolicited acquisition proposal that either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal. A “Superior Proposal” is an unsolicited bona fide acquisition proposal in writing that the FBC Board determines in good faith is reasonably likely to be consummated in accordance with its terms on a timely basis and has terms more favorable to the FBC’s shareholders from a financial point of view than those set forth in the Merger Agreement.

The Merger Agreement may be terminated by mutual written consent of the parties. The Merger Agreement also contains certain termination rights, including, among others, the right of either party to terminate if (i) the Merger shall not have become effective by May 9, 2017, (ii) the consummation of the Merger has been enjoined or prohibited, (iii) the Company or FBC shareholder approvals are not obtained, (iv) the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied, (v) such party enters into a definitive agreement with respect to a superior alternative transaction (subject to payment of the termination fee to the other party as described below) or (vi) the board of directors of the other party makes an adverse change in its recommendation with respect to shareholder adoption of the Merger Agreement. In addition, if the Company’s stock price (measured four days prior to the closing of the Merger) is (i) more than 20% lower than the Company’s stock price on the trading day before the entry into the Merger Agreement is publicly announced and (ii) such decrease in the Company’s stock price is more than 20% relative to the change in the KBW Nasdaq Bank Index on the corresponding dates, FBC shall have a right to terminate the Merger Agreement unless the Company agrees to increase the exchange ratio by a fixed percentage based on the relative price decrease of the Company’s common stock and the relative change in the KBW Nasdaq Bank Index.

The Merger Agreement further provides that upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by either party as a result of an adverse change in the recommendation of the other party’s board of directors, or in order to enter into a definitive agreement with respect to a superior alternative transaction, FBC may be required to pay the Company a termination fee of $1.8 million, or the Company may be required to pay FBC a termination fee of $1.8 million, as applicable. If the Merger Agreement is terminated by the Company as a result of FBC’s failure to obtain shareholder approval or by FBC as a result of the Company’s failure to obtain shareholder approval as a result of an alternate acquisition proposal, or the other party’s breach of its representations and covenants and such breach would result in the closing conditions not being satisfied, then the non-terminating party will be required to pay the terminating party $750,000 as liquidated damages.

In connection with the Merger Agreement, each of FBC’s directors and certain of its officers and principal holders of its common stock, representing an aggregate of approximately 20% of FBC Common Stock, have entered into a voting agreement with the Company pursuant to which, among other things, each such FBC shareholder agreed to support the transactions contemplated by the Merger Agreement, including the Merger, by voting the portion of their shares of FBC Common Stock over which they have the voting power to vote in favor of the Merger Agreement. In addition, each of the Company’s directors and executive officers, representing an aggregate of 7.3% of the Company’s common stock, entered into a Voting Agreement with the FBC pursuant to which, among other things, each such Company shareholder agreed to support the transactions contemplated by the Merger Agreement, including the Merger, by voting the portion of their shares of Company common stock over which they have the voting power to vote in favor of the Merger Agreement.

In connection with the Merger Agreement, the Company and Sunshine Bank will enter into an Employment Agreement with Dana Kilborne to serve as an Executive Vice President of the Company and Co-President and Chief Banking Officer of Sunshine Bank, effective upon consummation of the Merger. Pursuant to the terms and conditions of the Employment Agreement, Ms. Kilborne’s term of employment will be for a two-year term that gets extended on a rolling basis by two years each day during the term until terminated by the Company. The Employment Agreement provides for Ms. Kilborne to receive a base salary of $300,000 and participate in the Company’s benefit plans. Ms. Kilborne is also entitled to a change-of-control payment of $947,047 (plus a tax gross-up payment of approximately $390,000) upon the closing of the Merger under her current employment agreement with FBC.

If Ms. Kilborne’s employment is terminated without cause (as defined in the Employment Agreement) or by her for good reason (as defined in the Employment agreement), the Company is required to pay Ms. Kilborne her annual base salary (and an amount equal to the last bonus paid to her) over a twelve month period and reimburse expenses for COBRA coverage for a period of twelve months. If Ms. Kilborne resigns within 30 days after a change in control (as defined in the Employment Agreement) or is terminated by the Company without cause during the two year period following a change in control, the Company shall pay Ms. Kilborne a lump sum equal to two times her annual base salary, two times the last bonus paid to her and the amount necessary for her to obtain similar medical coverage for a two year period. The agreement includes confidentiality, non-competition and non-solicitation provisions for any period of time during which she is receiving salary, benefits or any other compensation under the agreement and for 12 months after the effective date of the termination of his employment.

The Merger Agreement was approved by the board of directors of the Company. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The foregoing summary of the principal terms of the Merger Agreement, the voting agreements and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full copies of the Merger Agreement (including the form of Employment Agreement attached as an exhibit there) and voting agreements, which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

The Merger Agreement and the above description thereof have been included to provide investors and shareholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or FBC or their respective subsidiaries or affiliates or shareholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or FBC. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company or FBC and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Cautionary Statements Regarding Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. The Company and FBC caution readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the Merger may not be satisfied; (iii) the ability of the Company and FBC to integrate their businesses successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction, (vi) possible disruptions from the proposed transaction that could harm the Company’s or FBC’s business, including current plans and operations, (vii) the ability of the Company or FBC to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the Merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s and/or FBC’s financial performance, (x) certain restrictions during the pendency of the Merger that may impact the Company’s or FBC’s ability to pursue certain business opportunities or strategic transactions, (xi) changes in the economic environment, (xii) competitive products and pricing, (xiii) fiscal and monetary policies of the U.S. Government, (xiv) changes in government regulations affecting financial institutions, including compliance costs and capital requirements, (xv) changes in prevailing interest rates, (xvi) credit risk management and asset-liability management and (xvii) the availability of and costs associated with sources of liquidity.    These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Neither the Company nor FBC assumes any obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company and FBC will be filing documents with the SEC, including the filing by the Company of a registration statement on Form S-4, and the Company and FBC intend to mail a joint proxy statement regarding the proposed transaction to their respective shareholders that will also constitute a prospectus of the Company. After the registration statement is declared effective, the Company and FBC plan to mail to their respective shareholders the definitive joint proxy statement/prospectus and may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which the Company or FBC may file with the SEC. Investors and security holders of the Company and FBC are urged to read the registration statement, the joint proxy statement/prospectus and any other relevant documents, as well as any amendments or supplements to these documents, carefully and in their entirety when they become available because they will contain important information. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by the Company and FBC through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company or FBC at the following:

Andrew Samuel	Dana Kilborne
Sunshine Bank	Florida Bank of Commerce
813-659-8622	407-246-7772
a.samuel@mysunshinebank.com	dkilborne@fbcbank.com

Participants in the Merger Solicitation

The Company, FBC and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction and related matters. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained the Company’s definitive proxy statement filed with the SEC on March 24, 2016. Additional information will be available in the registration statement on Form S-4 and the joint proxy statement/prospectus when they become available.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the joint press release issued by the Company and FBC on May 9, 2016 announcing the execution of the Merger Agreement.

Also, on May 10, 2016, the Company made available an investor presentation regarding the Merger Agreement. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information under Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Securities and Exchange Act of 1934 or under the Securities Act of 1933, except to the extent specifically provided in any such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 2.1 Agreement and Plan of Merger, dated as of May 9, 2016, by and among Sunshine Bancorp, Inc., Sunshine Bank, FBC Bancorp, Inc. and Florida Bank of Commerce.*

Exhibit 10.1 Form of Voting Agreement by and among Sunshine Bancorp, Inc. and the undersigned shareholder.

Exhibit 10.2 Form of Voting Agreement by and among FBC Bancorp, Inc. and the undersigned shareholder.

Exhibit 99.1 Press Release of Sunshine Bancorp, Inc., dated May 9, 2016.

Exhibit 99.2 Investor Presentation of Sunshine Bancorp, Inc., dated May 10, 2016.

*	Exhibits and schedules have been omitted pursuant to Item 601 (b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.

By:	/s/ John D. Finley

	Name:	John D. Finley

	Title:	Executive Vice President and Chief Financial Officer

Date: May 10, 2016